UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

Paladin Realty Income Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT AND NOTICE OF

2006

ANNUAL SHAREHOLDERS MEETING

10880 Wilshire Boulevard, Suite 1400 Los Angeles, California 90024 March 27, 2006

To our Shareholders:

It is our pleasure to invite you to attend our 2006 Annual Meeting of Shareholders, which will be held on Wednesday, April 26, 2006, at our headquarters at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024. The 2006 Annual Meeting will start at 9:00 a.m., local time.

The ballot for the 2006 Annual Meeting, to which this proxy statement relates, includes a company proposal for the election of the full board of directors to serve until the 2007 Annual Meeting. The board of directors of the Company has fixed the close of business on March 21, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. If you will need special assistance at the meeting because of a disability, please contact Frederick Gortner at (310) 996-8700.

Please note that you will need to show that you are a shareholder of Paladin Realty Income Properties, Inc. to attend the 2006 Annual Meeting. Your admission card is included with this proxy statement, and you will need to bring that card with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. You will be able to attend the meeting only if you have either an admission card or proof that you own Paladin REIT stock.

Whether or not you plan to attend our annual meeting, you can make certain that your shares are represented at the meeting by promptly completing, signing and returning the enclosed proxy card.

Thank you for your support.

Sincerely,

/s/ James R. Worms
James R. Worms
Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Time:	9:00 a.m. on Wednesday, April 26, 2006

Place:	10880 Wilshire Boulevard, Suite 1400 Los Angeles, California 90024

Items of Business:	(1) To elect the full board of directors.

(2) To transact other business properly coming before the meeting or any adjournment thereof.

Who Can Vote:	You can vote if you were a shareholder of record of our common stock, par value $.01 per share, on March 21, 2006.

Annual Report:	A copy of our 2005 Annual Report on Form 10-K is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about March 27, 2006.

By Order of the Board of Directors

Michael B. Lenard, Executive Vice President, Secretary and Counselor

ABOUT THE MEETING

What am I voting on?

You will be voting on the following:

•      To elect the full board of directors; and

•      To transact such other business as may properly come before the meeting or any adjournment thereof.

No cumulative rights are authorized and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote if you owned our common stock, par value $.01 per share, as of the close of business on March 21, 2006, the record date. Each share of common stock is entitled to one vote. As of March 21, 2006, we had 320,015 shares of common stock outstanding including shares of restricted stock held by our independent directors.

How do I vote if I do not plan to attend the meeting?

Whether or not you plan to attend the annual meeting, you can arrange for your shares to be voted at the meeting by completing, signing and returning the enclosed proxy card. Please see the enclosed materials for additional details.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors is a routine matter.

If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.

A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held through a brokerage account and you do not vote your proxy, your shares will not be voted on this nonroutine matter These broker “non-votes” are counted for purposes of establishing a quorum; however, they are neither counted as votes cast for or against a matter presented for shareholder consideration and, as a result, have no effect on the outcome of the vote.

Can I change my vote after I return my proxy card?

You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting, (2) providing a written notice to Michael B. Lenard, Executive Vice President, Secretary and Counselor, revoking your proxy or (3) voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “For” the election of the director nominees named on pages 4 and 5 of this proxy statement.

How can I attend the meeting?

The annual meeting is open to all holders of Paladin REIT common stock. To attend the meeting, you will need to bring evidence of your stock ownership. Your admission card is included with this proxy statement, and you will need to bring it with you to the meeting, together with valid picture identification.

ABOUT THE MEETING

May shareholders ask questions at the meeting?

Yes. Representatives of Paladin REIT will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card . In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 21, 2006 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

Each nominee must receive the “For” vote of a majority of the shares represented at the meeting in order to be elected. A proxy card marked “Withhold Authority” for a nominee will have the same effect as a vote against that nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

BOARD OF DIRECTORS INFORMATION

What is the makeup of the board of directors and how often are members elected?

Our board of directors currently has seven members, all seven of whom are up for election. Each director stands for election each year. Even though our shares are not listed on the New York Stock Exchange (NYSE), our board of directors has determined that all of the independent members of our board of directors are independent under the NYSE rules including: Harold H. Greene, Harvey Lenkin, Michael L. Meyer and Christopher H. Volk.

Are any directors not standing for re-election?

No. Each of the current members of our board of directors is standing for re-election.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies voted in favor of the original nominee will be voted for a substitute director nominated by the board of directors.

How are directors compensated?

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate on pursuant to our request. Upon initial election to the board, we grant each independent director 3,000 shares of restricted stock, except that the initial grants to our current independent directors which were made March 21, 2006. One-third of the independent director restricted stock will vest on each of the first three anniversaries of the date of grant. We have reserved 60,000 shares of common stock for stock grants to be granted to the independent directors pursuant to our Independent Director Incentive Stock Plan, which we refer to as the incentive stock plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

How often did the board meet in fiscal 2005?

In fiscal 2005, the board of directors met 6 times and acted by written consent 2 times. Each director attended at least 75% of the meetings of the board and of the committees of which he or she was a member in fiscal 2005.

Does Paladin REIT have a policy with regard to board members’ attendance at annual meetings?

Our directors are encouraged, but not required, to attend the annual shareholders meeting.

ELECTION OF DIRECTORS AND DIRECTOR
BIOGRAPHIES

(Item 1 on the proxy card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2007 annual meeting of shareholders and until their successors are elected are:

James R. Worms is our President and Chief Executive Officer and is also one of our directors. Mr. Worms is also the President of Paladin Advisors, and the President, Manager and a management committee member of Paladin Realty. Paladin Realty is our sponsor and the managing member of Paladin Advisors. Mr. Worms directs all aspects of the strategy, administration and operations of these entities and is also involved in the origination, structuring and management of all of their investments.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms serves on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Michael B. Lenard is our Executive Vice President, Secretary and Counselor and is also one of our directors. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Principal, Counselor and a management committee member of Paladin Realty. Mr. Lenard is involved in these entities’ operations and administration, as well as in originating new investments, negotiating joint ventures and managing and disposing of assets, as well as managing legal issues for them.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures. He has been a member of various industry organizations, including the Urban Land Institute.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sport for over twenty years. He served for eight years as a Vice President of the United States Olympic Committee, and on the Board of Directors of the Atlanta Committee for the Olympic Games. More recently, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President. Currently, he is one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

John A. Gerson is our Chief Financial Officer and an Executive Vice President and is one of our directors. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and Chief Financial Officer and a management committee member of Paladin Realty. He directs these entities’ finance and accounting activities.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or KKR, a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors, and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

Harold H. Greene is one of our directors. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene is a director of William Lyon Homes, a builder of new luxury and single family home communities in Northern and Southern California including San Diego.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harvey Lenkin is one of our directors. Mr. Lenkin served as President and Chief Operating Officer and as a director of Public Storage, Inc. from November 1991 until his retirement on June 30, 2005. He continues to serve as a director of Public Storage, Inc. Public Storage, Inc. is a real estate investment trust that primarily acquires, develops, owns and operates storage facilities. Mr. Lenkin has been employed in various capacities by Public Storage, Inc. for twenty-six years. Since March 1998, Mr. Lenkin has been a director of PS Business Parks, Inc., an affiliate of Public Storage, Inc. that is a real estate investment trust that acquires primarily industrial, office, retail and flex properties. Mr. Lenkin was President of PS Business Parks, Inc. from 1990 until March of 1998. Mr. Lenkin has served a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc.

Mr. Lenkin graduated from UCLA with a bachelor’s degree in education.

Michael L. Meyer is one of our directors. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or advisor to real estate entities and provides those entities with business, financial and investment strategic advice, as well as capital access assistance. From 1998 until 2002, Mr. Meyer has also been a Principal in TransPac Partners LLC and Pacific Capital Investors, entities which invest in Japanese real estate assets. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of City National Bank, City National Corporation and Cornerstone Ventures.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Christopher H. Volk is one of our directors. Since 2003, Mr. Volk has been President, Chief Operating Officer and a director of Spirit Finance Corporation, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2003. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU

VOTE FOR THE ELECTION OF

THESE DIRECTORS

BOARD OF DIRECTORS COMMITTEES

What are the committees of the board?

Our board of directors has the following committees:

NAME OF COMMITTEE AND MEMBERS	PRIMARY FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS/ CONSENT ACTIONS IN FISCAL 2005

Audit Committee (1): Harold H. Greene Harvey Lenkin Michael L. Meyer Christopher H. Volk	Under our Audit Committee Charter, our Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our Audit Committee Charter, the Audit Committee will always be comprised solely of independent directors. The current members of our Audit Committee are Messrs Greene, Lenkin, Meyer and Volk, with Mr. Meyer serving as the chairman of the Audit Committee.	4

Corporate Governance Committee (2): Harold H. Greene Harvey Lenkin Christopher H. Volk	Our board of directors has established a Corporate Governance Committee. The Corporate Governance Committee is responsible for: • oversight of board and committee composition and practices; • our corporate governance practices; and • other relevant policies and procedures.	–

	The Corporate Governance Committee also reviews the selection criteria for directors and the selection of nominees to serve as directors, evaluates the performance of the board of directors and develops, reviews, evaluates and makes recommendations to the board of directors with respect to corporate governance issues. Under our Corporate Governance Committee Charter, the Corporate Governance Committee will always be comprised solely of independent directors.

(1)	Paladin REIT has a separately designated Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended. Our board of directors has determined that all of the audit committee members are independent within the meaning of the applicable SEC. Even though our shares are not listed on the New York Stock Exchange (“NYSE”), our board of directors has determined that all of the audit committee members are independent under the NYSE rules for purposes of the proxy rules. Our board of directors has determined that Mr. Meyer is an audit committee financial expert within the meaning of applicable SEC rules.

(2)	Even though our shares are not listed on the NYSE, our board of directors has determined that all of the Corporate Governance Committee members are independent under the NYSE rules for purposes of the proxy rules.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005, which is the Independent Director Incentive Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders:
Independent Director Incentive Stock Plan	12,000	$0	48,000
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	12,000	$0	48,000

(1)	Each of our three independent directors was awarded 3,000 restricted shares on December 2, 2005. One-third of such shares vest on each anniversary of the grant date for the three years following the grant date.

EXECUTIVE COMPENSATION

We currently have no employees. Our day-to-day management functions are performed by Paladin Advisors, LLC, and related affiliates. Our executive officers are all employees of Paladin Advisors and our sponsor, Paladin Realty Partners, LLC. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees paid to Paladin Advisors and other affiliated companies.

AUDIT COMMITTEE REPORT AND
AUDIT FEES

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the committee are Michael L. Meyer, who is the Chair, Harold H. Greene, Harvey Lenkin and Christopher H. Volk.

Our board of directors has determined that Mr. Meyer is an audit committee financial expert within the meaning of applicable SEC rules.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter adopted by our board that sets forth the responsibilities and duties, as well as requirements for the committee’s composition and meetings. The Audit Committee charter is available on our website at www.paladinREIT.com.

What is the relationship between the Audit Committee, our management and the independent registered public accounting firm?

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, in addition to auditing our internal control over financial reporting and to attest to management’s report on internal control over financial reporting. The Audit Committee’s responsibility is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

What has the Audit Committee done with regard to our audited financial statements for fiscal 2005?

The Audit Committee has:

•      reviewed and discussed the audited financial statements with our management and internal auditors; and

•      been provided with management’s representation to the Audit Committee that the our financial statements have been prepared in accordance with generally accepted accounting principles; and

•      discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of Paladin’s registered public accounting firm?

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed with KPMG LLP that firm’s independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2005?

Based upon and in reliance on the representations of and discussions with management, internal auditors and the independent registered public accounting firm, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Has the Audit Committee reviewed the fees paid to the independent auditors?

The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during fiscal 2005 for audit and non-audit services, which are set forth in this proxy statement under “Fees Paid to Independent Registered Public Accounting Firms,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

Is the Audit Committee required to pre-approve all services provided by the independent registered public accounting firm?

Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent auditors and will not approve any services that are not permitted by SEC rules.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Michael L. Meyer

Harold H. Greene

Harvey Lenkin

Christopher H. Volk

AUDIT COMMITTEE INDEPENDENCE

Our board of directors has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC and rules. Even though our shares are not listed on the NYSE, our board of directors has also determined that all of the independent members of our board of directors are independent under the NYSE rules.

FEES PAID TO INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Paladin REIT and/or Paladin Advisors incurred the following fees relating to services provided by KPMG LLP.

Audit Fees

In 2005, audit services (annual financial statement audit, quarterly reviews and registration statements) aggregated to $118,000.

Audit-Related Fees

None.

Tax Fees

KPMG billed us approximately $10,300 for tax services in 2005. Approximately $7,800 of these fees were related to tax compliance and $2,500 were related to tax consulting in connection with diligence of our acquisition of 801 Fiber Optic Drive.

All Other Fees

None.

CORPORATE GOVERNANCE COMMITTEE

Christopher H. Volk is the chairman and Harold H. Greene and Harvey Lenkin are members of our Corporate Governance Committee. We have posted the Corporate Governance Committee’s charter on our website at www.paladinREIT.com. Even though our shares are not listed on the NYSE, our board of directors has also determined that all of the independent members of our board of directors are independent under the NYSE rules.

The Corporate Governance Committee’s primary duties and responsibilities are to (1) review the selection criteria for directors and the selection of nominees to serve as directors; (2) to evaluate the performance of the board; and (3) to develop, review, evaluate and make recommendations to the board with respect to corporate governance issues.

The Corporate Governance Committee establishes criteria for evaluating persons to be nominated for election to our board of directors and its committees. Pursuant to our Articles of Incorporation, nominees to our board of directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets to be acquired by us and at least one independent director must have three years of direct experience in acquiring or managing the type of real estate assets to be acquired by us. We do not set additional specific criteria for directors but believes that candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the shareholders. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

The Corporate Governance Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome future nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to Paladin Realty Income Properties, Inc., Attention: Investor Relations, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any) for the Committee to consider. The Corporate Governance Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a shareholder.

The Corporate Governance Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether our board of directors or its committees have specific unfulfilled needs. The Corporate Governance Committee then considers nominees identified by the Committee, other directors, our executive officers and shareholders, and in the future the Committee may engage a third party search firm to assist in identifying candidates. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the board of directors and its committees.

The Corporate Governance Committee then selects nominees to recommend to our board of directors, which considers and makes the final selection of director nominees and directors to serve on its committees.

STOCK OWNERSHIP

The following table shows, as of March 21, 2006, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares, (2) each director, (3) each executive officer and (4) all directors and executive officers as a group. The percentage of common stock beneficially owned are based on 320,015 shares of our common stock outstanding as of the March 21, 2006.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number of Common Shares	Percentage of Class

James R. Worms (3)	500	*	%

Michael B. Lenard	—	—

John A. Gerson	—	—

Harold H. Greene (4)	3,000	*	%

Harvey Lenkin (4)	3,000	*	%

Michael L. Meyer (4)	3,000	*	%

Christopher H. Volk (4)	3,000	*	%

All directors and executive officers as a group (3)(4)	12,500	3.9%

___________

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.
(1)	Under Securities and Exchange Committee rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. As of March 21, 2006, there were no beneficial owners of more than 5% of our outstanding common shares.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Represents 500 common shares owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty Partners, may be deemed to be the beneficial owner of these common shares.
(4)	Includes shares of restricted stock that were granted under our independent director incentive stock plan as of December 2, 2005, the date that we reached the minimum offering. Forfeiture conditions lapse with respect to one-third of the restricted stock each year on each of first three anniversaries of the date of grant.

GENERAL

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers.

Certain Relationships and Related Party Transactions

Paladin Realty Advisors, LLC

Paladin Realty Advisors, LLC, which we refer to as Paladin Advisors, is our advisor and, as such, supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. Paladin Advisors also provides marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty Partners, LLC. All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of Paladin Realty and other affiliates of Paladin Advisors.

We pay Paladin Advisors the following under the Advisory Agreement:

•   We reimburse organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors LLC, our dealer manager, for all marketing related costs and expenses, including but not limited to, expenses relating to registering and marketing and organization costs, travel and entertainment expenses, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses.

•   We reimburse the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities.

•   We reimburse administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which Paladin Advisors receives a separate fee.

•   We reimburse acquisition expenses of up to 0.5% of (1) the contract price of real estate we acquire directly or through joint ventures or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment; acquisition expenses are defined to include expenses related to the selection and acquisition of real estate and real estate related investments, whether or not acquired.

•   We pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.

•   We pay Paladin Advisors an annual asset management fee is payable monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments.

As of December 31, 2005, Paladin Advisors had incurred $3,038,095 in organization and offering expenses on behalf of Paladin REIT, $51,134 of which are accrued on the statement of operations for the year ended December 31, 2005. In addition, Paladin Advisors and its affiliates had incurred $662,640 in general and administrative expenses on our behalf, $35,886 of which are accrued on the consolidated statement of operations for the year ended December 31, 2005. Paladin Advisors was also entitled to acquisition and advisory fees of $93,992 and asset management fees of $3,417 relating to 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

Pursuant to the advisory agreement, (1) Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee and (2) we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (a) 2% of our average invested assets or (b) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which the operating expenses of Paladin REIT exceed the 2%/25% Rule in the previous four consecutive fiscal quarters. During the fiscal year ended December 31, 2005, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $626,754, which includes general and administrative expenses and asset management fees related to 801 Fiber Optic Drive. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees.

Ownership Interest

On November 26, 2003, Paladin Realty Partners, LLC, an affiliate of Paladin Advisors, purchased 500 shares of common stock for an aggregate of $5,000 and was admitted as our initial stockholder. On October 31, 2003, we formed Paladin Realty Income Properties, L.P. On November 26, 2003, we and Paladin Advisors each made initial capital contributions to Paladin OP of $5,000. We used the proceeds from our sale of stock to Paladin Realty to make such capital contribution to Paladin OP.

On June 23, 2004, Paladin Advisors made an additional capital contribution to Paladin OP of $195,000, such that its aggregate capital contribution is $200,000. During 2005, we contributed the proceeds from the sale of our common stock in the offering to Paladin OP as additional capital contributions. As of December 31, 2005 and 2004, Paladin Advisors holds an 10.5% and 89.5% limited partnership interest, respectively, and Paladin REIT holds a 88.6% and 2.4% general partnership interest, respectively, in Paladin OP. Management expects our ownership percentage in Paladin OP to continue to increase as we continue to invest net proceeds from the Offering in Paladin OP.

Paladin Advisors ownership interest in Paladin OP entitles it to a subordinated participation interest in addition to its right to participate with other limited partners on a proportionate basis in distributions to limited partners. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the three circumstances (1) Subordinated Distribution of Net Sales Proceeds—Payable only if Paladin REIT is not listed on a national securities exchange or the NASDAQ National Market and Paladin Advisors is serving as Paladin REIT’s advisor; (2) Subordinated Distribution Upon Listing—Payable only if Paladin REIT is listed on a national securities exchange or the NASDAQ National Market; and (3) Subordinated Distribution Upon Termination—Payable upon termination of Paladin Advisors as Paladin REIT’s advisor (other than for cause) only if Paladin REIT has not paid the Subordinated Distribution Upon Listing.

Loan from Paladin Realty Partners, LLC

The acquisition of 801 Fiber Optic Drive, our initial real estate investment, was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005 (the “Paladin Realty note”) in the amount of $1.7 million. The Paladin Realty note was personally guaranteed by James R. Worms, our President, John A. Gerson, our Chief Financial Officer and Michael B. Lenard, our Executive Vice President, Secretary and Counselor. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and Paladin REIT (the “Company note”) on substantially similar terms as the Paladin Realty note. Our board of directors, including our independent directors, determined that the Company note was fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances and approved our entering into the Company note. On December 28, 2005, we repaid the remaining balance on the Company note with proceeds from the Offering and Paladin Realty repaid the Paladin Realty note with such funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Our securities were not registered under the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2005 and, as such, reports under Section 16(a) of the Securities Exchange Act of 1934 were not required to be filed with the Securities and Exchange Commission.

Shareholder Proposals

To be considered for inclusion in the proxy statement for our 2007 Annual Meeting, shareholder proposals, including the nomination of a director, must be submitted in writing by December 1, 2006. All written proposals should be submitted to Michael B. Lenard, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

Shareholder Communications with our Board of Directors

Our board of directors has adopted a formal process by which shareholders may communicate with our board. Shareholders who wish to communicate with our board of directors may do so by sending written communications addressed to Michael B. Lenard, Attention: Board of Directors, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and associates may solicit proxies by telephone or in person, without additional compensation. We will pay for the expense of soliciting proxies, including the fees and expenses of brokers and other nominees who forward proxies and proxy materials to our shareholders so they can vote their shares.

Availability of Form 10-K and Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. Additional copies of this Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (not including documents incorporated by reference), are available without charge to shareholders upon written request to Paladin Realty Income Properties, Inc., Attention: Investor Relations, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024, by calling (310) 996-8762 or are on our website at www.paladinREIT.com.

Admission Card

You should bring this Admission Card to the Annual Meeting to be admitted. Only the shareholder whose name appears on this card will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 A.M.

PALADIN REALTY INCOME PROPERTIES, INC.

2006 ANNUAL SHAREHOLDERS MEETING

WEDNESDAY, APRIL 26, 2006, 9:00 A.M., LOCAL TIME

10880 WILSHIRE BOULEVARD, SUITE 1400

LOS ANGELES, CALIFORNIA 90024

Detach and return Proxy Card; retain Admission Card

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALADIN REALTY INCOME PROPERTIES, INC.

The undersigned hereby appoints James R. Worms and Michael B. Lenard, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $.01 per share, of Paladin Realty Income Properties, Inc. that the undersigned would be entitled to vote on the matters described in the accompanying Proxy Statement and Notice of 2006 Annual Shareholders Meeting, receipt of which is hereby acknowledged, and upon any other business which may properly come before the Annual Meeting to be held at 10880 Wilshire Boulevard, Los Angeles, California, on Wednesday, April 26, 2006 at 9:00 a.m., local time, or any adjournment thereof.

The proxies shall vote subject to the directions indicated on this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the Annual Meeting or any adjournment thereof. The proxies will vote as the board of directors recommends where a choice has not been specified. If you wish to vote in accordance with the recommendations of the board of directors, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign, date and return this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR ITEM 1

Please mark your votes as
indicated in this example: ☒

1.    Election of Directors.

☐	FOR all nominees listed below		☐	WITHHOLD AUTHORITY to vote for all nominees ☐ listed below			*EXCEPTIONS
Nominees:	(01)	James R. Worms	(02)	Michael B. Lenard	(03)	John A. Gerson
	(04)	Harold H. Greene	(05)	Harvey Lenkin	(06)	Michael L. Meyer
	(07)	Christopher H. Volk

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “EXCEPTIONS” box and write that nominee’s name on the space provided below.)

            *EXCEPTIONS:

(Continued and to be dated and signed on reverse side)

Detach and return Proxy Card; retain Admission Card

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Please sign EXACTLY as your name(s) appears hereon. If shares are held jointly, each joint owner should sign. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person.

Dated: , 2006

Signature

Signature

This proxy, if properly executed and delivered, will revoke all prior proxies.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.